UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 11, 2019

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800

Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 6 and 8 are not applicable and are therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement

            On March 11, 2019, U.S. Premium Beef, LLC ("USPB") entered into a Membership Interest Purchase Agreement (the "MIPA") between and among USPB, Iowa Premium, LLC ("Iowa Premium"), additional buyers identified therein, and Sysco Holdings, LLC ("Sysco"). Upon closing of the transaction contemplated by the MIPA, National Beef Packing Company, LLC ("NBP"), USPB, and the other members of NBP will enter into a Contribution Agreement (the "Contribution Agreement").  The MIPA and the Contribution Agreement pertain to a series of separate transactions involving NBP (of which USPB is a minority owner) and Iowa Premium. The MIPA and the Contribution Agreement are described below.

            MIPA.

          The MIPA provides for USPB and each of the other members of NBP (or their affiliates) to purchase, in the aggregate, 100% of the ownership interests in Iowa Premium.  USPB's proportionate share of the purchase price is $22,609,350, subject to potential working capital adjustments and the establishment of certain escrows.   USPB's payment of its portion of the purchase price is to be funded by a distribution by NBP to USPB in an amount equal to USPB's proportionate share of the purchase price.  The MIPA contains customary conditions, representations, warranties and covenants of Iowa Premium (as the company to be sold) and Sysco and the buyers, including the expiration or termination of the waiting period under the Hart-Scott-Rodino  Antitrust  Improvements Act.  NBP served as representative for the buyers, including USPB and the other members of  NBP, in connection with the MIPA and the transaction contemplated by the MIPA.  The transaction is expected to close in the second quarter of 2019, immediately prior to completion of the transactions contemplated by the Contribution Agreement.

            Contribution Agreement.

The Contribution Agreement provides for (i) USPB to transfer to NBP all of USPB's ownership interest in Iowa Premium, with such transfer to be in the form of a capital contribution from USPB to NBP (the "Transfer") and (ii) NBP to assume USPB's obligations under the MIPA and to indemnify USPB for any claims against USPB that may arise out of the MIPA.  The Transfer will take place subsequent to, but on the same day as, the closing of the purchase of Iowa Premium ownership by NBP's members pursuant to the MIPA.  Following the Transfer, NBP's members will no longer be members of Iowa Premium, and NBP will be the sole member and 100% owner of Iowa Premium and will be responsible for its members' obligations under the MIPA.  NBP has also agreed to indemnify its members, including USPB, from liabilities arising from the purchase of the Iowa Premium ownership interests and the transfer of those interests to NBP.

Item 7.01

Regulation FD Disclosure.

On March 11, 2019, U.S. Premium Beef, LLC (the "Company") issued a letter to its members announcing the acquisition of Iowa Premium.  A copy of the letter is attached as Exhibit 99.1.

Item 9.01.

Financial Statements And Exhibits.

(c) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	Unitholder letter dated March 11, 2019

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville_______
Stanley D. Linville,
Chief Executive Officer

Dated:  March 11, 2019